Exhibit 99.1

COMPUTER SOFTWARE INNOVATIONS, INC. ANNOUNCES FIRST QUARTER

2010 FINANCIAL RESULTS

EASLEY, SC – (MARKET WIRE) – May 14, 2010 – Computer Software Innovations, Inc. (OTC BB: CSWI), CSI Technology Outfitters™ (“CSI”) today announced its financial results for the first quarter ended March 31, 2010 (amounts rounded to the nearest $100,000). Financial highlights include:

•	Revenues up 17% to $10.4 Million for the First Quarter of 2010;

•	Gross Profit up 32% to $2.3 Million for the First Quarter of 2010;

•	EBITDA of $0.4 Million for the First Quarter of 2010, an increase of 227% over Q1 2009;

•	Net Income (Loss) up $0.5 Million or 74%, from ($0.7) Million loss for Q1 2009 to ($0.2) Million loss in Q1 2010.

Financial Results

CSI posted revenues of approximately $10.4 million for the first quarter of 2010, an increase of $1.5 million, or 17%, compared to $8.9 million in the first quarter of 2009. Of this increase, software segment revenues increased $0.5 million and technology segment revenues increased $1.0 million.

Gross profit for the first quarter of 2010 was approximately $2.3 million, an increase of $0.6 million, or 32%, compared to the first quarter of 2009.

CSI posted a net loss of approximately $0.2 million or $0.03 loss per basic and diluted share, an improvement of $0.5 million, or 74%, compared to a net loss of $0.7 million or $0.10 loss per basic and diluted share in the first quarter of 2009. Q1 and Q4 are traditionally the lower performing quarters for CSI due to the number of technology solutions implemented in summer months when fewer school classes are in session.

Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) was approximately $0.4 million, an increase of $0.7 million, or 227%, compared to ($0.3) million for the first quarter of 2009. (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure Net Income (Loss) which follows).

Nancy Hedrick, CEO of CSI, stated, “We are pleased with our first quarter’s performance. And while we were not profitable during Q1, our performance was greatly improved over Q1 2009 with a near breakeven for net income and with positive EBITDA. Our team remains focused on improving gross margins and earnings and providing value to our shareholders while delivering excellent solutions and services to our customers. We continue to make investments in our intellectual property portfolio in order to grow the Software Applications Segment of our business while continuing to focus on sales from our Technology Solutions Segment.”

Conference Call Reminder for Today

The Company will host a conference call today, Friday, May 14, 2010, at 11:15 A.M. Eastern Daylight Time to discuss the Company’s financial and operational results for the quarter ended March 31, 2010.

Conference Call Details

Date: Friday, May 14, 2010

Time: 11:15 A.M. (EDT)

Dial-in Number: 1-877-941-8412

International Dial-in Number: 1-480-629-9809

Conference ID: 4298541

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 11:15 A.M. call. A replay of the conference call will be available approximately 3 hours after the completion of the call for 30 days, until June 13, 2010. To listen to the replay, dial 1-877-941-8412 if calling within the U.S. or 1-480-629-9809 if calling internationally and enter the pass code 4298541.

The call is also being webcast and may be accessed at CSI’s website at www.csioutfitters.com. The webcast will be archived and accessible until June 13, 2010, on the Company website.

About Computer Software Innovations, Inc.

CSI provides software and technology solutions to public sector markets. CSI software solutions have established the Company as a major software provider in the southeast education market including through its award winning financial management solutions for the education and local government market sectors. CSI’s Version3 products, which include identity and access management and cloud-based communication and collaboration solutions, expand CSI’s presence beyond the southeast and internationally.

The CSI 21st Century Connected School solution has established the Company as a major technology provider to the southeast education market. CSI 21st Century Connected School is a seamless integration of instruction, collaboration, and network solutions. CSI financial management applications and the 21st Century Connected School solutions have been a significant factor in nearly doubling revenue in the past three years to over $50 million and increasing education revenue contribution to approximately 90% of total revenue.

The CSI solution portfolio encompasses proprietary financial management software specialized for the public sector, lesson planning and identity and access management software, cloud-based communication and collaboration solutions, SharePoint development, network infrastructure and end device solutions, IP telephony and IP convergence applications, network management solutions and managed services, and interactive classroom technologies. More information about CSI (OTCBB: CSWI.OB) is available at www.csioutfitters.com.

Contacts:

Company Contact: David Dechant		Investor Contact: Daniel Conway
Computer Software Innovations, Inc.		DC Consulting, LLC
864-855-3900		407-792-3332
ddechant@csioutfitters.com		investorinfo@dcconsultingllc.com

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except per share data)	Three Months Ended
	March 31, 2010	March 31, 2009
REVENUES
Software Applications segment	$3,835	$3,321
Technology Solutions segment	6,558	5,556

Net sales and service revenue	10,393	8,877
COST OF SALES
SoftwareApplications segment
Cost of sales, excluding depreciation, amortization and capitalization	2,349	2,124
Depreciation	34	29
Amortization of capitalized software costs	339	358
Capitalization of software costs	(440)	(248)

Total Software Applications segment cost of sales	2,282	2,263

Technology Solutions segment
Cost of sales, excluding depreciation	5,739	4,805
Depreciation	23	27

Total Technology Solutions segment cost of sales	5,762	4,832

Total cost of sales	8,044	7,095

Gross profit	2,349	1,782
OPERATING EXPENSES
Research and development	39	91
Selling costs	1,058	1,233
Marketing costs	161	155
Stock based compensation	21	2
Acquisition costs	—	1
Professional, legal compliance and litigation costs	163	95
Depreciation and amortization	149	164
Other general and administrative expenses	907	927

Total operating expenses	2,498	2,668

Operating income (loss)	(149)	(886)
OTHER INCOME (EXPENSE)
Interest expense	(72)	(113)
Loss on disposal of property and equipment	(1)	(4)

Net other income (expense)	(73)	(117)

Income (Loss) before income tax (benefit) expense	(222)	(1,003)
INCOME TAX EXPENSE (BENEFIT)	(53)	(353)

NET INCOME (LOSS)	$(169)	$(650)

BASIC EARNINGS (LOSS) PER SHARE	$(0.03)	$(0.10)

DILUTED EARNINGS (LOSS) PER SHARE	$(0.03)	$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING:
– Basic	6,461	6,381

– Diluted	6,461	6,381

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	March 31,
	2010	December 31,
	(Unaudited)	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$618	$—
Accounts receivable, net	7,229	7,587
Inventories	2,150	2,628
Prepaid expenses	179	140
Income taxes receivable	117	32

Total current assets	10,293	10,387
PROPERTY AND EQUIPMENT, net	710	732
COMPUTER SOFTWARE COSTS, net	2,677	2,573
GOODWILL	2,431	2,431
OTHER INTANGIBLE ASSETS, net	2,563	2,647

Total assets	$18,674	$18,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,597	$2,229
Deferred revenue	7,566	7,790
Deferred tax liability	511	445
Current portion of notes payable	388	505
Subordinated notes payable to shareholders	1,750	1,750

Total current liabilities	12,812	12,719

LONG-TERM DEFERRED TAX LIABILITY, net	93	144
BANK LINE OF CREDIT	—	—

Total liabilities	12,905	12,863

SHAREHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 15,000 shares authorized; 6,740 shares issued and outstanding	7	7
Common stock - $0.001 par value; 40,000 shares authorized; 6,473 and 6,448 shares issued and outstanding, respectively	6	6
Additional paid-in capital	9,093	9,075
Accumulated deficit	(3,322)	(3,153)
Unearned stock compensation	(15)	(28)

Total shareholders’ equity	5,769	5,907

Total liabilities and shareholders’ equity	$18,674	$18,770

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Amounts in thousands)	Three Months Ended
	March 31, 2010	March 31, 2009
OPERATING ACTIVITIES
Net income (loss)	$(169)	$(650)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	545	578
Stock compensation expense, net	31	12
Deferred income taxes	16	(44)
Loss on disposal property and equipment	1	4
Changes in deferred and accrued amounts
Accounts receivable	358	6,432
Inventories	478	(999)
Prepaid expenses	(39)	(72)
Accounts payable	368	907
Deferred revenue	(224)	(1,167)
Income taxes receivable/payable	(85)	(415)

Net cash provided by operating activities	1,280	4,586

INVESTING ACTIVITIES
Purchases of property and equipment	(102)	(162)
Capitalization of computer software	(443)	(265)

Net cash used for investing activities	(545)	(427)

FINANCING ACTIVITIES
Net repayments under line of credit	—	(4,047)
Repayments of notes payable	(117)	(112)

Net cash used for financing activities	(117)	(4,159)

Net change in cash and cash equivalents	618	—
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$618	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$72	$211
Income Taxes	$18	$107

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA also does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit, and depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures (as discussed further below).

“Adjusted EBITDA or “Financing EBITDA” is a non-GAAP financial measure used in our calculation and determination of compliance with debt covenants related to our bank credit facilities. Adjusted EBITDA is also used as a representation as to how EBITDA might be adjusted by potential lenders for financing decisions and our ability to service debt. However, such decisions would not exclude those other items impacting cash flow which are excluded from EBITDA, as noted above. Adjusted EBITDA is defined as net income or loss adjusted for net interest expense, income tax expense or benefit, depreciation, amortization, and also certain additional items allowed to be excluded from our debt covenant calculation including other non-cash items such as operating non-cash compensation expense (such as stock-based compensation), and the Company’s initial reorganization or restructuring related costs, unrealized gain or loss on financial instrument (non-cash related) and gain or loss on the disposal of fixed assets. While we evaluate the Company’s performance against debt covenants on this basis, investors should not presume the excluded items to be one-time costs. If the Company were to enter into additional capital transactions, for example, in connection with a significant acquisition or merger, similar costs could reoccur. In addition, the ongoing impact of those costs would be considered in, and potential financings based on, projections of future operating performance which would include the impact of financing such costs.

We believe the presentation of Adjusted EBITDA is important as an indicator of our ability to obtain additional financing for the business, not only for working capital purposes, but particularly as acquisitions are anticipated as a part of our growth strategy. Accordingly, a significant part of our success may rely on our ability to finance acquisitions.

When evaluating EBITDA and Adjusted EBITDA, investors should consider, among other things, increasing and decreasing trends in both measures and how they compare to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, these measures should not be construed as alternatives to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the EBITDA and Adjusted EBITDA measures presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of Net Income reported under GAAP to EBITDA and Adjusted (Financing) EBITDA is provided below:

	Three Months Ended
	March 31, 2010	March 31, 2009
Reconciliation of net (loss) income per GAAP to EBITDA and Adjusted (Financing) EBITDA:
Net income (loss) per GAAP	$(169)	$(650)
Adjustments:
Income tax expense benefit	(53)	(353)
Interest expense, net	72	113
Depreciation and amortization of property and equipment and intangible assets (excluding software development)	206	220
Amortization of software development costs	339	358

EBITDA	$395	$(312)

Adjustments to EBITDA to exclude those items excluded in loan covenant calculations:
Stock based compensation (non-cash portion)	21	2

Adjusted (Financing) EBITDA	$416	$(310)